UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 24, 2011

Pay Mobile, Inc.
(Exact name of registrant as Specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2101 Vista Parkway, Suite 292
West Palm Beach, FL 33411
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (561)228-6148

EXPERTELLIGENCE, INC.
 (Former Name or Former Address, if Changed Since Last Report)

Item 1.01.   Entry into a Material Definitive Agreement.

On or about March 24, the Registrant entered into a Share Exchange Agreement (the “Agreement”) with Pay Mobile, Inc., a Delaware corporation and its shareholders Pursuant to the terms of the Agreement, the Registrant will issue 80,000,000 shares of its restricted common stock in exchange for a 100% shares of Pay Mobile, Inc. In addition, at closing, Jason Smart and National Business Investors have agreed to cancel 50,000,000 shares owned by them respectively. The Agreement also calls for the Issuer to” (1) arrange for an outside investor to invest $125,000 into the capital of the Registrant in exchange for 1,125,000 shares of the Registrant’s restricted common stock; (2) forward split the Registrant’s common stock 2-1 and change the name of the Registrant to Pay Mobile, Inc. It is anticipated that the transaction will close in the middle of April 2011.

Item 5.03    Amendment to Articles of Incorporation of Bylaws; Change in Fiscal Year

In anticipation of closing the Agreement, on March 24, 2011, the Company amended its Articles of Incorporation changing the Company‘s name to Pay Mobile, Inc, The Company is in the process of preparing the documentation to apply to FINRA to effectuate the name change, forward split and a symbol change.

Exhibits

Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExperTelligence, Inc. n/k/a Pay Mobile, Inc. (Registrant)

By:	/s/ Francisco Terreforte
Francisco Terreforte, CEO

Dated: March 30, 2011